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                                 EXHIBIT 23.5

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                CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.



We hereby consent to the use of our opinion dated August 10, 1998, to the Board of Directors of Cardinal Bancorp, Inc. and to the references to our firm in the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed acquisition of Cardinal Bancorp, Inc. by Susquehanna Bancshares, Inc.


/s/ Garland McPherson & Associates, Inc.


Baltimore, Maryland
August 10, 1998